SETTLEMENT AND RELEASE AGREEMENT


            This Settlement and Release Agreement ("This Agreement") is made and entered into this 5th day of March, 1998, by and among LANXIDE CORPORATION, a Delaware corporation ("Lanxide"), LANXIDE PERFORMANCE MATERIALS, INC., a Delaware Corporation ("Lanxide Performance"), MARC S. NEWKIRK, an individual residing in Delaware, COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("COES"), COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("Commodore Applied") and other individuals and companies for whose benefit and on whose behalf this Agreement is made, as more fully set forth hereinafter.

                                 RECITALS:

            WHEREAS, Lanxide's subsidiary, Lanxide Performance, is a party to and borrower under (i) a Line of Credit Agreement with Commodore Applied, as Lender, dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Credit Agreement"), (ii) a Line of Credit Promissory Note dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Note"), and (iii) a Security Agreement dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Security Agreement"); Lanxide is a guarantor of the aforementioned $1.5 Million Credit Agreement and $1.5 Million Note (the "$1.5 Million Guaranty"); the $1.5 Million Credit Agreement, Note, Security Agreement and Guaranty Agreement are hereinafter collectively referred to as the "Lanxide Performance $1.5 Million Loan Documents");

            WHEREAS, Lanxide Performance is a party to and borrower under a certain Line of Credit Agreement with COES, as Lender, dated November 13, 1996 in the amount of $3 Million (the "$3 Million Credit Agreement"), a Line of Credit Promissory Note dated November 13, 1996 (the "$3 Million Note"), a corresponding Security Agreement dated November 13, 1996 (the $3 Million Security Agreement"); Lanxide guaranteed the aforementioned $3 Million Credit Agreement, the $3 Million Note and $3 Million Security Agreement (the "$3 Million Guaranty"); the aforementioned $3 Million Credit Agreement, the $3 Million Note, the $3 Million Security Agreement and the $3 Million Guaranty are hereinafter collectively referred to as the "Lanxide Performance $3 Million Loan Documents");

            WHEREAS, Lanxide and COES are parties to a Securities Purchase Agreement dated the third day of July, 1997 (the "Securities Purchase Agreement") pursuant to which, inter alia, Lanxide granted to COES a warrant entitling COES or the holder to purchase up to 250,000 shares of Lanxide Series F Preferred Stock at an exercise price of $100 per warrant (the "Original Warrant");

            WHEREAS, certain individual stockholders of Lanxide (the "Subject Lanxide Stockholders") entered into a "Voting Agreement" with Bentley J. Blum ("Blum"), Paul E. Hannesson ("Hannesson"), David Mitchell ("Mitchell"), Herbert Cohen ("Cohen") and Kenneth Adelman ("Adelman") (collectively the "Proxy Holders") pursuant to which the Subject Lanxide Stockholders granted a proxy to the Proxy Holders to vote their shares in Lanxide;

            WHEREAS, the parties hereto and the parties for and on whose behalf this Agreement is made desire to settle certain disputes which have arisen relating to the Lanxide Performance $1.5 Million Loan Documents, the Lanxide Performance $3 Million Loan Documents, the Securities Purchase Agreement, the Voting Agreement and other miscellaneous agreements, and those same parties desire to release each other from claims arising out of the foregoing agreements;

            NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is hereby agreed as follows:

            1. Voting Trust Agreement. The parties hereto acknowledge and agree that the Voting Agreement was terminated on February 5, 1998 and that from and after that date, was no longer and is no longer of any force or effect whatsoever.

            2.    Amendment to Securities Purchase Agreement.
                  Lanxide and COES hereby agree to amend the Securities Purchase Agreement and agree that they shall, contemporaneously herewith, execute and deliver an AMENDMENT TO SECURITIES PURCHASE AGREEMENT in the form of Exhibit A annexed hereto and made a part hereof.

            3. The $3 Million Loan. COES hereby agrees that any and all obligations and liabilities of Lanxide Performance and/or Lanxide arising under or related to the Lanxide Performance $3 Million Loan Documents, including, but not limited to, the liability of Lanxide Performance to make any payment pursuant to, or to repay any amount of money which it borrowed (including any interest thereon) in respect to the Lanxide Performance $3 Million Loan Documents, and any duty of Lanxide to guarantee that repayment (including any interest thereon) or make that repayment (including any interest thereon), are hereby terminated. Contemporaneously with the execution and delivery of this Agreement and as consideration for this Agreement (including the releases herein contained) and the License Agreement (as such term is defined in paragraph 5 hereof), COES will return to Lanxide Performance and Lanxide the original $3 Million Note and $3 Million Guaranty marked cancelled.

            4. The $1.5 Million Loan. COES hereby agrees that any and all obligations and liabilities of Lanxide Performance and/or Lanxide arising under or related to the Lanxide Performance $1.5 Million Loan Documents, including, but not limited to, the liability of Lanxide Performance to make any payment pursuant to or to repay any amount of money which it borrowed (including any interest thereon) in respect to the Lanxide Performance $1.5 Million Loan Documents, and any duty of Lanxide to guarantee that repayment (including any interest thereon) or make that repayment (including any interest thereon), are hereby terminated. Contemporaneously with the execution and delivery of this Agreement and as consideration for this Agreement (including the releases herein contained) and the License Agreement, Commodore Applied will return to Lanxide Performance and Lanxide the original $1.5 Million Note and $1.5 Million Guaranty marked cancelled.

            5. The CerasetTM Business, Trademark and License. Lanxide shall cause its subsidiary, Lanxide Technology Company, L.P., contemporaneously herewith, to execute and deliver to Commodore Polymer Technologies, Inc., a Delaware corporation and an affiliate of Commodore Applied and COES ("Polymer"), a license agreement (the "License") to use Lanxide Technology Company, L.P.'s CerasetTM technology and trademark, which license agreement shall be in the form of Exhibit "B" annexed hereto and made a part hereof (the "License Agreement"). Lanxide hereby agrees to transfer to Polymer all aspects of Lanxide's Ceraset business that relate to the License, including but not limited to customer lists, prospective contracts, and names and addresses of former employees (whom Polymer is authorized to attempt to hire). Lanxide further agrees to assign any agreements that it has that relate exclusively to the rights being granted in the license to Polymer. In the event of any conflict between the provisions of this paragraph 5 and the License Agreement, the provisions of the License Agreement shall control.

            6.    Release.

            A. Lanxide, for itself and all of its subsidiaries, including, without limitation, Lanxide Performance, and Marc S. Newkirk (collectively the "Lanxide Releasors") for and on behalf of themselves and their respective heirs, administrators, executors, predecessors, successors and assigns hereby unconditionally and forever fully release, remise, quit claim, settle and discharge any and all claims, demands, liabilities, actions, choses-in-action, causes-in-action, whether known or unknown, legal or equitable, absolute, contingent or vested, which any or all of the Lanxide Releasors may have had, have or may hereafter acquire against (i) COES and any of its subsidiaries or affiliates, including without limitation, Commodore Applied, and their respective past or present Board members and corporate officers (the "Commodore Group"), (ii) the Lanxide stockholders identified on Schedule A to the Voting Agreement, to wit, Bentley J. Blum, Laura Utley, Samuel Blum, Suzanne Hannesson, Paul E. Hannesson, Marc S. Newkirk and Jon Paul Hannesson (the "Subject Lanxide Shareholders"), (iii) the Proxy Holders identified in the Voting Agreement, to wit, Bentley J. Blum, Paul E. Hannesson, David Mitchell, Herbert Cohen and Kenneth Adelman (the "Lanxide Proxy Holders"), and (iv) those former members of the Lanxide Board of Directors, to wit, Michael D. Fullwood, Esquire and William R. Toller (the "Former Lanxide Directors"), and all of their respective heirs, administrators, executors, predecessors, successors, assigns, privies, and attorneys-at-law or other legal or financial advisors, which relate to, or arise from, actions taken or agreements made prior to the date hereof. Without in any way intending to limit the generality of the foregoing, the Lanxide Releasors hereby releases COES, Commodore Applied, the Subject Lanxide Shareholders and the Proxy Holders, and Former Lanxide Directors, and their respective heirs, administrators, executors, predecessors, successors and assigns from any and all claims the Lanxide Releasors may have had or have as of the date hereof arising out of the Voting Agreement, including any vote of Lanxide shares undertaken by or omitted by the Proxy Holders and for any breaches by COES under the Securities Purchase Agreement.

            B. COES and Commodore Applied, for and on behalf of themselves and all of their subsidiaries (collectively, the "Commodore Releasors") and their respective predecessors, successors and assigns, hereby unconditionally and forever fully release, remise, quit claim, settle and discharge any and all claims, demands, liabilities, actions, choses-in-action, causes-in-action, whether known or unknown, legal or equitable, absolute, contingent or vested, which any or all of the Commodore Releasors may have had, have or may hereafter acquire against the Lanxide Releasors and all of their respective past or present board members, and corporate officers, heirs, administrators, executors, predecessors, successors, assigns, privies, and attorneys-at-law or other legal or financial advisors, which relate to, or arise from, actions taken or agreements made prior to the date hereof. Without intending to limit the generality of the foregoing, each of the Commodore Releasors hereby releases the Lanxide Releasors and all of their respective past or present board members, and corporate officers, heirs, administrators, executors, predecessors, successors, assigns, privies, and attorneys-at-law or other legal or financial advisors, from and against any and all liabilities and obligations arising under or related to the Lanxide Performance $1.5 Million Loan Documents, the Lanxide Performance $3 Million Loan Documents and the Securities Purchase Agreement.

            C. Nothing in this section is intended to release any party hereto from any breach or default under this Agreement, the Amendment to Securities Purchase Agreement or the License Agreement from and after the date hereof.

            7.    Representations and Warranties.

      Each party hereto represents and warrants to each other party as follows:

            7.1 Corporate Organization, Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            7.2 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by it and, subject to the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, except that (i) the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and
(ii) the remedy of specific performance and injunctive and other terms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereto and the fulfillment and compliance with the terms and conditions hereof do not and will not after the giving or notice, or the lapse of time, or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to it, or (b) conflict with any of the provisions of the Articles or Certificate of Incorporation or By-Laws of it, or (c) conflict with, result in a breach of or constitute a default under any agreement or instrument to which it is a party or by which it is bound, except for any of the foregoing that, individually or in the aggregate, would not have a material adverse effect on the financial condition, operations or businesses of such party and its subsidiaries, taken as a whole.

            7.3 Disclosure. No representation, warranty or covenant in this Agreement nor any Schedule, statement, list or certificate furnished or to be furnished to Sellers pursuant thereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

            8.1 Notices. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered, sent by overnight courier, mailed (registered or certified mail, return receipt requested), telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

      If to COES:

            Commodore Environmental Services, Inc.
            150 East 58th Street
            Suite 3410
            New York, New York 10155

            Atten:  Michael D. Fullwood, Esquire
                    Senior Vice President and General Counsel
                    Chief Financial and Administrative Officer

            Telecopier No.:  (212) 753-0731


      If to Commodore Applied:

            Commodore Applied Technologies, Inc.
            150 East 58th Street
            Suite 3410
            New York, New York 10155

            Atten:  Michael D. Fullwood, Esquire
                    Senior Vice President and General Counsel
                    Chief Financial and Administrative Officer

            Telecopier No.:  (212) 753-0731

      If to the Lanxide Companies:

            Lanxide Corporation
            1300 Marrows Road
            Newark, Delaware 19714-6077

            Atten:Mr. Marc S. Newkirk, President

            Telecopier No.:  (302) 454-1714


            8.2 Entire Agreement. This Agreement (including the Exhibits and Schedules) contains the entire agreement among the parties with respect to the subject matter contained herein and supersedes all prior arrangements or understandings, written or oral, with respect thereto.

            8.3 Amendments. Any term or condition of this Agreement may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, authorized and executed in the same manner as this Agreement by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power of privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or breach may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

            8.4 Severability. If any provision of This Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

            8.5 Execution and Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of a counterpart shall be deemed effective upon receipt by the other party of telefaxed signature page to this Agreement, provided that such party shall nonetheless transmit its original executed signature page to the other party.

            8.6 Exhibits. The Exhibits and other documents attached to or delivered herewith are hereby incorporated and made a part of this Agreement as if set forth in full herein.

            8.7 Drafting. No presumption shall operate in favor of or against any party in the construction or interpretation of this Agreement as a consequence of a party's responsibility for drafting this Agreement.

            8.8 Recitals. The recital clauses of this Agreement are incorporated herein to the body as though set forth at length.

            8.9 Attorney and Professional Fees. Each party will pay his/her own attorney or professional fees in connection with this Agreement or settlement discussions leading to this Agreement.

            8.10 Captions. The captions of Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

            8.11 Controlling Law. The parties hereto agree that this Agreement shall be governed and construed by the internal, substantive laws of the State of New York (without regard to that state's choice of law rules or doctrines) and, if applicable, the substantive law (statutory, administrative or common law) of the United States (without regard to its choice of law, rules or doctrines) Sellers hereby consent to personal jurisdiction in the State of New York for the purposes of any matter of or related to this Agreement or any other agreement between the parties hereto executed and delivered on or about the date hereof, including for purposes of any amendments hereto or thereto. The parties hereto further agree that venue for any dispute arising under this Agreement or for any other agreement between the parties hereto which are executed on or about the date hereof shall be proper in the United States District Court for the Southern District of New York. The parties also expressly waive trial by jury and the right to request a transfer of venue.

            8.12 Binding Effect. This Agreement shall be binding and inure to the benefit of the named parties hereto, all of their wholly or partially-owned subsidiaries, the parties on whose behalf and for whose benefit it is made and their respective heirs, administrators, executors, successors and assigns.

            8.13 Confirmation of Effectiveness of Earlier Granted Licenses. Nothing contained herein shall affect in any manner any license granted by Lanxide or any of its affiliates to Commodore Applied or any of its affiliates as consideration in whole or in part for and in connection with the loans made pursuant to the Lanxide Performance $1.5 Million Loan Documents and the Lanxide Performance $3 Million Loan Documents, including without limitation that certain License Agreement dated as of August 29, 1996 by and among Lanxide Technology Company L.P., Commodore Applied and Lanxide, a copy of which is attached hereto as Exhibit D.


            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





      IN WITNESS WHEREOF, and intending to be legally bound, the parties have hereto executed this Agreement on the day and date first above written.

Attest:                       LANXIDE CORPORATION


/s/ R. Michael Rice           By: /s/ Marc S. Newkirk
_____________________            ___________________________
                                 Marc S. Newkirk, its President

                              LANXIDE PERFORMANCE MATERIALS, INC.


/s/ R. Michael Rice           By: /s/ Marc S. Newkirk
____________________             ____________________________
                                 Marc S. Newkirk, its President

                              COMMODORE ENVIRONMENTAL SERVICES, INC.


/s/ Michael D. Fullwood       By: /s/ Paul E. Hannesson
________________________         __________________________________
                                 Paul E. Hannesson, its President



                              COMMODORE APPLIED TECHNOLOGIES, INC.


/s/ Michael D. Fullwood       By: /s/ Paul E. Hannesson
________________________         __________________________________
                                 Paul E. Hannesson, its CEO



/s/ R. Michael Rice           By: /s/ Marc S. Newkirk
-----------------------       -------------------------------------
                                  Marc S. Newkirk









        [SIGNATURE PAGE TO SETTLEMENT AND RELEASE AGREEMENT]




                                EXHIBIT LIST



Exhibit

Amendment to Securities Purchase Agreement                        A

License Agreement                                                 B

List of Third Party CerasetTM Licenses                            C

August 29, 1996 License Agreement                                 D





                                                                  EXHIBIT A


                 AMENDMENT TO SECURITIES PURCHASE AGREEMENT


            This Amended Securities Purchase Agreement (this "Agreement") is entered into this 5th day of March, 1998, by and between LANXIDE CORPORATION, a Delaware corporation ("Lanxide") and COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation, ("COES").

                                 RECITALS:

            WHEREAS, Lanxide's subsidiary, Lanxide Performance, is a party to and borrower under (i) a Line of Credit Agreement with Commodore Applied Technologies, Inc., Lender, dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Credit Agreement"), (ii) a Line of Credit Promissory Note dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Note"), and (iii) a Security Agreement dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Security Agreement"); Lanxide is a guarantor of the aforementioned $1.5 Million Credit Agreement and $1.5 Million Note; the $1.5 Million Credit Agreement, Note, Security Agreement and Guaranty Agreement are hereinafter collectively referred to as the "Lanxide Performance $1.5 Million Loan Documents");

            WHEREAS, Lanxide Performance is a party to and borrower under a certain Line of Credit Agreement with COES dated November 13, 1996 in the amount of $3 Million (the "$3 Million Credit Agreement"), a Line of Credit Promissory Note dated November 13, 1996 (the "$3 Million Note"), a corresponding Security Agreement dated November 13, 1996 (the $3 Million Security Agreement"); Lanxide guaranteed the aforementioned $3 Million Credit Agreement, the $3 Million Note and $3 Million Security Agreement (the "Lanxide $3 Million Guaranty"); the aforementioned $3 Million Credit Agreement, the $3 Million Note, the $3 Million Security Agreement and the $3 Million Lanxide Guaranty are hereinafter collectively referred to as the "Lanxide Performance $3 Million Loan Documents");

            WHEREAS, Lanxide and COES are parties to a Securities Purchase Agreement dated the third day of July, 1997 (the "Securities Purchase Agreement") pursuant to which, inter alia, Lanxide granted to COES a warrant entitling COES or the holder to purchase up to 250,000 shares of Lanxide Series F Preferred Stock (the "Series F Preferred Stock") at an exercise price of $100 per warrant (the "Original Warrant"); and

            WHEREAS, certain individual stockholders of Lanxide entered into a "Voting Agreement" with Bentley J. Blum ("Blum"), Paul E. Hannesson ("Hannesson"), David Mitchell ("Mitchell"), Herbert Cohen ("Cohen") and Kenneth Adelman ("Adelman") (collectively the "Proxy Holders") pursuant to which said Lanxide stockholders granted a proxy to the Proxy Holders to vote their shares in Lanxide.

            NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is hereby agreed as follows:

            1.          Definitions.  "Common Stock Warrant" shall
                  mean the three (3) year warrant issued to COES on the execution and delivery date hereof entitling the holder to purchase up to 270,000 shares of Lanxide common stock, at an exercise price of $7.41 per warrant share, in substantially the form of Exhibit "A" annexed hereto.

            2.          Cancellation of Share Purchase Right.  The
                  parties hereto acknowledge and agree that COES's right to purchase any additional shares of Series G Preferred Stock of Lanxide (the "Series G Preferred Stock"), as provided in Section 2.2(c) and (d) of the Securities Purchase Agreement is hereby cancelled.

            3.          Cancellation of Warrant.  The parties hereto
                  hereby agree that the Warrant which Lanxide issued to COES for the right to purchase any shares of preferred stock, as set forth in Section 2.3 of the Securities Purchase Agreement, is hereby cancelled.

            4.          Board Action for Series F Preferred Stock;
                  Consent to Employee Stock Option Plan; Consent to Landlord Warrant Modifications. Lanxide hereby covenants and agrees not to issue any shares of Series F Preferred Stock and shall take all necessary action as soon as practicable to cancel all Series F Preferred Stock, and COES hereby consents to such cancellation.

            COES hereby consents to the adoption by Lanxide of a stock option plan anticipated to be approved by Lanxide on or before March 31, 1998 (i) pursuant to which certain employees of Lanxide will be given five year options to acquire shares of Common Stock for an exercise price anticipated to be $1.00 per share and (ii) under which the aggregate number of shares to be reserved for issuance is not to exceed twenty-five percent (25%) of the issued and outstanding shares of Common Stock as of the date hereof on a fully diluted basis, including shares of Common Stock issuable under the Common Stock Warrant.

            COES hereby consents to Lanxide's modifications to an outstanding Warrant to acquire shares of Common Stock registered in the name of W.P. Carey & Co., Inc., or an affiliate thereof, which entity is Lanxide's landlord for its principal place of business, provided that such modifications do not (i) reduce the exercise price under such modified Warrant below $1.00 per share of Common Stock issuable upon exercise of such Warrant or (ii) increase the maximum number of shares of Common Stock issuable upon a exercise of such modified Warrant to a number that is greater than 31,000 shares.

            5.          Post-Closing Financing and Consummation.
                  The parties hereto hereby acknowledge and agree that COES's duty to seek or obtain post-closing financing and/or to consummate any of the transactions contemplated in the Securities Purchase Agreement not already consummated prior to the execution date hereof are hereby cancelled.

            6.          Exchange of Shares of Series G Preferred
                  Stock; Board Action for Series G Preferred Stock; Common Stock Warrant. Lanxide, in consideration for
                  (a) the terms and conditions of this Agreement, (b) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, shall (i) upon surrender to Lanxide of the share certificates representing COES' ownership of all shares of Series G Preferred Stock, issue share certificate(s), in such denominations and registered in such names as COES may reasonably request, representing ownership of a like number of shares of Lanxide's Preferred Stock, Series H, having terms and conditions set forth on Exhibit B hereto (the "Series H Preferred Stock"), (ii) following COES' surrender of the certificates representing its ownership of Series G Preferred Stock, cause its Board to cancel all Series G Preferred Stock, and COES hereby consents to such cancellation; and (iii) issue to COES (in such denominations as may reasonably be requested by COES) the Common Stock Warrant.

            7.          Registration Rights.  The following
                  provisions replace the provisions set forth in
                  Section 11 of the Securities Purchase Agreement:

            7.1 Piggyback Rights. If at any time following the date hereof, Lanxide shall file a registration statement (other than a registration statement on Form S-4, Form S-8, or any successor form) with the SEC while any Registrable Securities (as hereinafter defined) are outstanding, Lanxide shall give all the then holders of any Registrable Securities or securities which are convertible into or exercisable for Registrable Securities, including for this purpose, holders of the Registrable Securities (the "Eligible Holders") at least 30 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 15 days after receipt of any such notice, Lanxide shall, at Lanxide's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts or commissions, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise Lanxide in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Lanxide would adversely affect the distribution of such securities by Lanxide for its own account, then the underwriters shall have the right to exclude any or all of the securities that the Eligible Holders or other prospective seller requested to be included in such public offering; provided, however, that such exclusion shall be made pro rata among the Eligible Holders and the other stockholders of Lanxide that have registration rights or have otherwise requested to participate on a piggyback basis in such public offering in proportion to the respective number of shares of securities which were requested to be included in such public offering. As used herein, "Registrable Securities" shall mean the shares of Lanxide Common Stock issuable upon full or partial exercise of the Warrant, which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the 1933 Act.

            7.2 If at any time following COES's completion of its purchase and payment for any of the 270,000 Shares of Common Stock, Lanxide shall receive a written request, from Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding or issuable would own) at least 50% of the Registrable Securities then included (or upon such exercises would be included) in the Registrable Securities (the "Majority Holders"), to register the sale of all or part of such Registrable Securities, Lanxide shall, as soon as reasonably practicable, but in any event within 180 days of Lanxide's receipt of a written request from the Eligible Holders, prepare and file with the SEC a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective within such 180 day time period; provided, however, that the Eligible Holders shall bear all expenses, fees (including Lanxide's reasonable attorney's fees) and disbursements incurred in connection with such registration. Lanxide shall not be obligated to effect any registration of its securities pursuant to this Section 7.2 within six months after the effective date of a previous registration statement prepared and filed in accordance with Sections 7.1 or 7.2. Within seven (7) business days after receiving any request contemplated by this Section 7.2, Lanxide shall give written notice to all the other Eligible Holders, advising each of them that Lanxide is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Securities, provided that Lanxide receives a written request to do so from such Eligible Holder within fifteen (15) days after receipt by him or it of Lanxide's notice. Provided, however, that the Eligible Holders may not make such a request or demand provided for in this
Section 7.2 before January 1, 2000.

            7.3 Blue Sky Matters. In the event of a registration pursuant to the provisions of this Section 7, Lanxide shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Eligible Holder or such holders may reasonably request; provided, however, that Lanxide shall not be required to qualify to do business in any state by reason of this Section 7.3 in which it is not otherwise required to qualify to do business.

            7.4 Period During Which Registration Statement to Remain Effective. Lanxide shall keep effective any registration or qualification contemplated by this Section 7 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby. Lanxide shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Registrable Securities; provided, however, that, if Lanxide is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, Lanxide shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

            7.5 Copies of Documents. In the event of a registration pursuant to the provisions of this Section 7, Lanxide shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the 1933 Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

            7.6 Opinion of Counsel to Lanxide. In the event of a registration pursuant to the provisions of this Section 7, Lanxide shall furnish each Eligible Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the general effect that (i) the registration statement has become effective under the 1933 Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued nor has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the 1933 Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented.

            7.7 Terms of Underwriting Agreement. In the event of a registration pursuant to the provision of this Section 7, Lanxide shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

            7.8 Undertakings of Eligible Holders. In the event of a registration pursuant to the provisions of this Section 7:

                  (a) each Eligible Holder shall furnish to Lanxide in
            writing such appropriate information (relating to such Eligible Holder and the intention of such Eligible Holder as to proposed methods of sale or other disposition of their Shares) and the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith as Lanxide, any underwriter, or the SEC or any other regulatory authority may request;

                  (b) the Eligible Holders shall enter into the usual and
            customary form of underwriting agreement agreed to by Lanxide and any underwriter with respect to any such offering, if required, and such underwriting agreement shall contain the customary rights of indemnity between Lanxide, the underwriters, and such Eligible Holders;

                  (c) each Eligible Holder shall agree that he shall
            execute, deliver and/or file with or supply Lanxide, any underwriters, the SEC and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements necessary to carry out the provisions of the registration covenants contained in this
            Section 7 and/or to effect the registration or qualification of his or its Registrable Securities under the 1933 Act and/or any of the laws and regulations of any state or governmental instrumentality;

                  (d) Lanxide's obligation to include any Registrable
            Securities in a registration statement shall be subject to the written agreement of each holder thereof to offer such securities in the same manner and on the same terms and conditions as the other securities of the same class are being offered pursuant to the registration statement, if such shares are being underwritten;

                  (e) in the event that all the Registrable Securities have
            not been sold on or prior to the expiration of the period specified in Section 7.4 above, Lanxide may de-register by post-effective amendment any Registrable Securities covered by the registration statement, but not sold on or prior to such date. Lanxide agrees that it will notify each holder of Registrable Securities of the filing and effective date of such post-effective amendment; and

                  (f) each Eligible Holder agrees that upon notification by
            Lanxide that the prospectus in respect to any public offering covered by the provisions hereof is in need of revision, such Eligible Holder shall immediately upon receipt of such notification (i) cease to offer or sell any securities of Lanxide which must be accompanied by such prospectus, (ii) return all such prospectuses in such Eligible Holder's hands to Lanxide, and (iii) not offer or sell any securities of Lanxide until such Holder has been provided with a current prospectus and Lanxide has given such Eligible Holder notification permitting such Eligible Holder to resume offers and sales.

            7.9 Covenant Regarding Current Information. Lanxide agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the 1933 Act, it shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the SEC to permit holders of the Registrable Securities to sell such securities under Rule 144.

            7.10 Negative Covenant Regarding Future Registration Rights. Except for (i) rights granted to holders of the Warrants, and (ii) rights granted by Lanxide to other security holders of Lanxide prior to the date hereof, Lanxide will not, without the written consent of the Majority Holders, grant to any persons the right to request Lanxide to register any securities of Lanxide, provided that Lanxide may grant such registration rights to other persons so long as such rights are subordinate or pari passu to the rights of the Eligible Holders.

            7.11 Definitions. Wherever the term "Warrant" is used in this
Article it means and refers to the Common Stock Warrant defined in Section 1 hereof.

            8.          Series H Preferred Stock.  Lanxide covenants
                  and agrees that, within seven (7) business days following the execution and delivery of this Agreement, it will take all necessary action to fix the rights, preferences and limitations of the Series H Preferred Stock in the manner set forth on Exhibit B hereto. Lanxide shall deliver to COES a fully executed Certificate of Stock Designation for the Series H Preferred Stock promptly following the filing of such certificate.

            9.          Partys' Representations and Warranties. Each of the
                  parties hereby represents and warrants to the other party hereto as follows:

            9.1 Corporate Organization, Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            9.2 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by it and, subject to the due authorization, execution and delivery by such other party, constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, except that (i) the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other terms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereto and the fulfillment and compliance with the terms and conditions hereof do not and will not after the giving or notice, or the lapse of time, or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to it, or (b) conflict with any of the provisions of the Certificate of Incorporation or By-Laws of it, or (c) conflict with, result in a breach of or constitute a default under any agreement or instrument to which it is a party or by which it is bound, except for any of the foregoing that, individually or in the aggregate, would not have a material adverse effect on the financial condition, operations or businesses of such party and its subsidiaries, taken as a whole.

            10.         Indemnification.   The indemnification
                  provision set forth in Sections 12.1 through 12.3 of the Securities Purchase Agreement are incorporated herein by reference as though set forth at length and apply with equal force with respect to the Common Stock Warrant and stock purchases as a result of any exercise thereof.

            11.         Miscellaneous.

            11.1 Notices. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered, sent by overnight courier, mailed (registered or certified mail, return receipt requested), telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

            If to COES:

                  Commodore Environmental Services, Inc.
                  150 East 58th Street
                  Suite 3410
                  New York, New York 10155

                  Atten:  Michael D. Fullwood, Esquire
                          Senior Vice President and General Counsel
                          Chief Financial and Administrative Officer

                       Telecopier No.: (212) 753-0731


                  Commodore Applied Technologies, Inc.
                  150 East 58th Street
                  Suite 3410
                  New York, New York 10155

                  Atten:  Michael D. Fullwood, Esquire
                          Senior Vice President and General Counsel
                          Chief Financial and Administrative Officer

                       Telecopier No.: (212) 753-0731


            If to the Lanxide Companies:

                  Lanxide Corporation
                  1300 Marrows Road
                  Newark, Delaware 19714-6077

                  Atten:  Mr. Marc S. Newkirk, President

                       Telecopier No.: (302) 454-1714

            11.2 Entire Agreement. This Agreement (including the Exhibits and Schedules) contains the entire agreement among the parties with respect to the purchase of the Purchased Shares and related transactions and supersedes all prior arrangements or understandings, written or oral, with respect thereto.

            11.3 Amendments. Any term or condition of this Agreement may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, authorized and executed in the same manner as this Agreement by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power of privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

            11.4 Severability. If any provision of This Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

            11.5 Execution and Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of a counterpart shall be deemed effective upon receipt by the other party of telefaxed signature page to this Agreement, provided that such party shall nonetheless transmit its original executed signature page to the other party.

            11.6 Exhibits and Schedules. The Exhibits and Schedules and other documents attached to or delivered herewith are hereby incorporated and made a part of this Agreement as if set forth in full herein.

            11.7 Drafting. No presumption shall operate in favor of or against any party in the construction or interpretation of this Agreement as a consequence of a party's responsibility for drafting this Agreement.

            11.8 Recitals. The recital clauses of this Agreement are incorporated herein to the body as though set forth at length.

            11.9 Attorney and Professional Fees. Each party will pay his/her own attorney or professional fees in connection with this Agreement or settlement discussions leading to this Agreement.

            11.10 Captions. The captions of Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

            11.11 Controlling Law. The parties hereto agree that this Agreement shall be governed and construed by the internal, substantive laws of the State of New York (without regard to that state's choice of law rules or doctrines) and, if applicable, the substantive law (statutory, administrative or common law) of the United States (without regard to its choice of law, rules or doctrines) Sellers hereby consent to personal jurisdiction in the State of New York for the purposes of any matter of or related to this Agreement or any other agreement between the parties hereto executed and delivered on or about the date hereof, including for purposes of any amendments hereto or thereto. The parties hereto further agree that venue for any dispute arising under this Agreement or for any other agreement between the parties hereto which are executed on or about the date hereof shall be proper in the United States District Court for the Southern District of New York. The parties also expressly waive trial by jury and the right to request a transfer of venue.

            11.12 Binding Effect. This Agreement shall be binding and inure to the benefit of the named parties hereto, all of their wholly or partially-owned subsidiaries, the parties on whose behalf and for whose benefit it is made and their respective heirs, administrators, executors, successors and assigns.

            11.13 Survival. The Securities Purchase Agreement, as amended by the Amendment, shall survive and remain valid, binding and enforceable according to its terms.



            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




      IN WITNESS WHEREOF, and intending to be legally bound, the parties have hereto executed this Agreement on the day and date first above written.


Attest:                       LANXIDE CORPORATION


________________________      By:__________________________________
                                  Marc S. Newkirk, its President



                              COMMODORE ENVIRONMENTAL SERVICES, INC.


________________________      By:__________________________________
                                  Paul E. Hannesson, its President


















      SIGNATURE PAGE TO AMENDMENT TO SECURITIES PURCHASE AGREEMENT



                              EXHIBIT "A"


      NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE WARRANTS NOR SUCH SHARES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMP TION FROM REGISTRATION UNDER SUCH ACT.

                          LANXIDE CORPORATION

         WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. ___
                                                        270,000 Shares


      THIS CERTIFIES that, for value received, Commodore Environmental Services, Inc. (the "Holder"), is entitled to subscribe for and purchase from Lanxide Corporation, a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time and from time to time after December 31, 1998 and before 5:00 P.M. (New York City time) on March 1, 2001, New York time (the "Exercise Period"), Two Hundred and Seventy Thousand (270,000) shares of common stock, par value .01 per share, of the Company (the "Common Stock"), at an exercise price of $7.41 per share (the "Exercise Price"). This Warrant is issued in connection with the sale to the Holder of 20,000 shares of the Company's non-voting, non-convertible Series G Preferred Stock, $.01 par value per share, of the Company (the "Series G Preferred Stock") pursuant to a Securities Purchase Agreement, dated July 3, 1997 (the "Securities Purchase Agreement"), as amended by an Amendment to Securities Purchase Agreement dated March 5, 1998 (the "Amendment"), by and between the Holder and the Company, the sale of which has already occurred. In accordance with the Amendment, the Company and the Holder have exchanged all of the shares of Series G Preferred Stock purchased by the Holder pursuant to the Securities Purchase Agreement for a like number of shares of the Company's Preferred Stock, Series H (the "Series H Preferred Stock"). This Warrant is issued in substitution of the Warrant issued on July 3, 1997 which July 3, 1997 Warrant has been cancelled. As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

      The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

      1.          This Warrant may be exercised during the Exercise
            Period, as to the whole or any lesser number of the respective whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office as set forth in the form of election attached hereto, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multi plied by the number of respective Warrant Shares for which this Warrant is being exercised. Notwithstanding the foregoing, or any other provision of this Warrant to the contrary, to the extent that the Holder shall have acquired shares of Series H Preferred Stock of the Company, this Warrant may be exercised by the Holder during the Exercise Period and the Exercise Price for one or more Warrant Shares may be paid by the Holder's surrender for cancellation of one or more shares of Series H Preferred Stock. Upon such Holder's delivery of such share(s) of Series H Preferred Stock, duly endorsed in blank for transfer, the Company shall simultaneously deliver to the Holder of this Warrant that number of Warrant Shares equal to the quotient obtained by dividing (a) the product of (i) the number of shares of Series H Preferred Stock so surrendered for cancellation and (ii) $100.00 by (b) $7.41. Upon issuance of such Warrant Shares, the Corporation shall cancel the shares of Series H Preferred Stock so surrendered by the Holder. In the event and to the extent that all shares of Series H Preferred Stock acquired by the Holder pursuant to the Amendment shall have been so surrendered for cancellation and Warrant Shares issued therefor, the Exercise Price for all remaining Warrant Shares issuable pursuant to this Warrant shall be paid in accordance with the first sentence of this Section 1.

      2. Upon each exercise of the Holder's rights to purchase Warrant Shares and payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant and payment by the Holder, the Company shall issue and cause to be delivered a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If the Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

      3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the Owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

      4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

      5. (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock,
            (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he or it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall issue or fix a record
            date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Exercise Price per share of Common Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such current Exercise Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  (c) In case the Company shall distribute to all
            holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to
            Section 5(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Exercise Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, applicable to one share, and the denominator of which shall be such current Exercise Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the record date for the determination of shareholders entitled to receive such distribution.

                  (d) In case the Company shall issue shares of Common
            Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding only shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 5(a), 5(b) or 5(c) above, (ii) upon exercise, in whole or in part, of the Warrants or (iii) to management or employees of the Company of authorized shares of Common Stock), at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Exercise Price per share of Common Stock in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, (i) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the quotient obtained by dividing the consider ation received by the Company upon such issuance by such current Exercise Price, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration or termination) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price, as then in effect, shall forthwith be readjusted (but only with respect to Warrants exercised after such change) to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such rights, options, or warrants not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 5(d) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  (e) No adjustment in the Exercise Price shall be
            required if such adjustment is less than $0.10; provided, however, that any adjustments which by reason of this
            Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                  (f) In any case in which this Section 5 shall
            require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (g) Upon each adjustment of the Exercise Price as a
            result of the calculations made in Sections 5(b), 5(c) or 5(d) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

                  (h) Whenever there shall be an adjustment as
            provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  (i) The foregoing provisions of this Section 5
            notwithstanding, no adjustments shall be made under this
            Section 5 in respect of any shares of Common Stock issued or issuable pursuant to a stock option plan anticipated to be approved by Lanxide on or before March 31, 1998 (i) pursuant to which certain employees of Lanxide will be given five year options to acquire shares of Common Stock for an exercise price anticipated to be $1.00 per share and (ii) under which the aggregate number of shares to be reserved for issuance is not to exceed twenty-five percent (25%)of the issued and outstanding shares of Common Stock as of the date hereof on a fully diluted basis, including the Warrant Shares.

      6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                  (b) In case of any reclassification or change of the
            shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving or continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                  (c) The above provisions of this Section 6 shall
            similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

      7.          In case at any time the Company shall propose

                  (a) to pay any dividend or make any distribution on
            shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                  (b) to issue any rights, warrants, or other
            securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                  (c) to effect any reclassification or change of
            outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

                  (d) to effect any liquidation, dissolution, or
            winding-up of the Company; or

                  (e) to take any other action which would cause an
            adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 10 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

      8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      9. Certificates evidencing the Warrant Shares issued upon exercise of the Warrants shall bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATE MENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

      10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated) and a certificate executed by the Holder and provided by the Company pursuant to which the Holder agrees to indemnify the Company for any claims, losses or liability the Company may suffer on account of the issuance of a new certificate, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

      11. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

      12. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or sent by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given, if sent to the Company, at: 150 East 58th Street, Suite 3400, New York, New York 10155,
            Attention: The Chairman or the Chief Executive Officer; or if sent to the Holder, at the Holder's address as it shall appear on the Warrant Register; or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 14 shall be deemed given at the time of receipt thereof.

      13. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

      14. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

      15.         The Company irrevocably consents to the
            jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process.

   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Warrant on the date and year first set forth below.

Dated:  _____________, 1998

                                    LANXIDE CORPORATION


__________________________          By:_____________________
                                    Name:  Marc S. Newkirk
                                    Title: President

[SEAL]








                          FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

      FOR VALUE RECEIVED, _________________________ hereby sells, assigns, and transfers unto ___________________ a Warrant to purchase shares of Common Stock, par value .01 per share, of Lanxide Corporation (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:_________________________

                               Signature


                              -------------------------------------





                                NOTICE



      The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.





To:   Lanxide Corporation
      1300 Marrows Road
      Newark, Delaware 19714-6077
      Attn: Marc S. Newkirk, President

ELECTION TO EXERCISE

      The undersigned hereby exercises its rights to purchase Warrant Shares covered by the within warrant and tenders payment herewith in the amount of $___________________, or by delivery of __________
shares of Lanxide Corporation's Series H Preferred Stock, all in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
                  (Print Name, Address and Social Security
                        or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:______________________________________


Name_______________________________________
                  (Print)

Address:_____________________________________



                                    -------------------------------
                                    (Signature)




                                EXHIBIT "B"


                      CERTIFICATE OF STOCK DESIGNATION

                                     OF

                            LANXIDE CORPORATION

                PERTAINING TO ITS PREFERRED STOCK, SERIES H


      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is LANXIDE CORPORATION.

      2. The certificate of incorporation of the Corporation authorizes the issuance of 15,000,000 shares of preferred stock of the Corporation having a par value of $.01 per share (the "Preferred Stock"), and expressly vests in the Board of Directors of the Corporation the authority provided therein to fix by resolution or resolutions the designation, number, preferences and relative, participating, optional and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series of Preferred Stock to be issued.

      3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series H issue of the Preferred Stock of the Corporation as follows:

            RESOLVED: That there shall be created a series of the Preferred Stock of the Corporation, to be designated as "Series H" of such Preferred Stock and to consist of 20,000 shares of such Preferred Stock (each a "Share" and collectively the "Shares"), which will have relative rights, preferences and limitations as follows:

                          Series H Preferred Stock

      Section 1. Dividends. The Series H Preferred Stock will not entitle the holders thereof to receive any dividends in respect of such Series H Preferred Stock; provided, however, that this Section 1 shall not prohibit or impair payments to the holders of the Series H Preferred Stock upon liquidation, dissolution or winding up of the Corporation in accordance with Section 2 below.

      Section 2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Series H Preferred Stock will be entitled to be paid, out of the net assets of the Corporation available for distribution to stockholders of the Corporation, and before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, and the holders of Series H Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series H Preferred Stock and the holders of all outstanding shares of any other series or class of preferred stock that are not Junior Securities and which rank on a parity as to liquidation with the Series H Preferred Stock are insufficient to permit payment to such holders of the aggregate amounts which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series H Preferred Stock and such other preferred stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than thirty (30) days prior to the payment date stated therein, to each record holder of Series H Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

      Section 3. Priority of Series H Preferred Stock. The Series H Preferred Stock shall rank junior to the Corporation's issued and outstanding Series A Preferred Stock, and shall rank senior to the Corporation's Series E Preferred Stock. So long as any of the Series H Preferred Stock remains outstanding, neither the Corporation nor any Subsidiary will:

            3.1 authorize or issue any class of preferred stock or other equity securities which shall rank senior to the Series H Preferred Stock;

            3.2 redeem, purchase or otherwise acquire directly or indirectly any securities ranking on a parity with the Series H Preferred Stock, unless the Corporation shall first offer to the holder(s) of the Series H Preferred Stock, pursuant to written notice given not more than sixty (60) and not less than (30) days' prior to the date fixed for such redemption, purchase or acquisition, an opportunity to participate with the holders of such other parity securities in such redemption, purchase or acquisition on a ratable basis with such holders of such other parity securities, based upon the aggregate Liquidation Value of the Series H Preferred Stock and such other parity securities held by each such holder; or

            3.3 redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (other than shares of Series E Preferred Stock pursuant to the terms of its certificate of designations), or directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, other than dividends payable solely in Junior Securities.

      Section 4. Redemptions.

            4.1 Mandatory Redemption. The Series H Preferred Stock shall not be subject to mandatory redemption by the holder; provided, however, that to the extent that (i) any holder of Series H Preferred Stock is also the registered owner of a Warrant of the Corporation, (ii) such holder has determined to exercise such Warrant for shares of Common Stock of the Corporation and (iii) such holder has elected to pay all or any portion of the exercise price for such shares of Common Stock by the tender of one or more shares of Series H Preferred Stock in accordance with the terms of such Warrant, then the Corporation shall redeem and cancel such number of Shares of Series H Preferred Stock as so tendered.

            4.2 Optional Redemption. The Series H Preferred Stock may not be redeemed at the option of the Corporation prior to December 31, 1998. At any time, or from time to time, from and after December 31, 1998, the Series H Preferred Stock may be redeemed at the Liquidation Value per Share, at the sole option of the Corporation. Any optional redemption by the Corporation hereunder will be made upon not less than thirty (30) days' prior written notice and not more than sixty (60) days' prior written notice to the holders of the outstanding Series H Preferred Stock. The holders of the Series H Preferred Stock shall have the right, exercisable in their sole discretion at any time prior to the date fixed for redemption, to utilize all or any portion of such Series H Preferred Stock to exercise the Warrant and pay the exercise price therefore in such shares of Series H Preferred Stock in accordance with Section 4.1 above and the terms of such Warrant. Subject to the foregoing, on the date fixed for redemption, the Corporation shall pay to the holders thereof the applicable redemption price for all other shares of Series H Preferred Stock called for redemption (such payment to be made, at the Corporation's option, by wire transfer of immediately available funds or by certified or bank cashier's check). Each date fixed for any such optional redemption is herein referred to as an "Optional Redemption Date."

            4.3 Redemption Procedure. For each Share of Series H Preferred Stock which is to be redeemed, the Corporation will be obligated on the subject Optional Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to applicable redemption price therefor at the Liquidation Value per Share.

            4.4 Reissuance of Certificates. In case fewer than the total number of Shares represented by any stock certificate are redeemed or converted, a new certificate representing the number of unredeemed and unconverted Shares will be issued to the holder thereof without cost to such holder within five (5) business days after surrender of the certificate representing the redeemed Shares.

            4.5 Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation will be canceled and, so long as any Series H Preferred Stock remains outstanding, such Shares may thereafter be reissued as such Series H Preferred Stock or as a part of a new series of Preferred Stock of the Corporation to be created by resolution or resolutions of the Board of Directors of the Corporation.

      Section 5. Conversion. Except as otherwise provided in any Warrant to acquire Shares of Common Stock pursuant to Section 4.1 above, the Series H Preferred Stock shall not be convertible into Common Stock or any other securities of the Corporation.

      Section 6. Voting Rights and Consent.

            6.1 General. Except for any matters for which separate class voting is provided in Section 6.2 below, the Shares of Series H Preferred Stock shall not be entitled to vote on any matter requiring the affirmative vote or ratification by stockholders of the Corporation.

            6.2 Separate Class Voting. The holders of the outstanding Shares shall be entitled, voting as a separate class, to vote with respect only to any change in the preferences, rights or limitations of the Series H Preferred Stock (with the affirmative vote of the holders of a majority of the Shares then outstanding being required for the adoption or approval of any such matter).

      Section 7. Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon exercise of the Warrant and exchange of any shares of the Series H Preferred Stock; provided, however, that the Corporation shall not be required to pay any federal or state income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of the Series H Preferred Stock in respect of which such shares are being issued.

      Section 8. Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation or other Person who is not an Affiliate of the Corporation, or in case of any sale, lease or conveyance to another corporation or other Person who is not an Affiliate of the Corporation of the assets of the Corporation as an entirety or substantially as an entirety (a "Sale of Control"), each outstanding Share of the Series H Preferred Stock shall, on or within five (5) business days after the date of such Sale of Control, be redeemed by the successor-in-interest to the Corporation for cash at the Liquidation Value per Share, unless the holder(s) of Shares of Series H Preferred Stock shall have previously elected to exercise all or any portion of the Warrant by exchanging all Shares of Series H Preferred Stock held by such holder for Warrant Shares. Nothing contained in this Section 8 shall be deemed to permit any transaction in violation of any of the Corporation's covenants contained in the Securities Purchase Agreement.

      Section 9. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Series H Preferred Stock. Upon the surrender of any certificate representing Series H Preferred Stock at such place, the Corporation will, at the written request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

      Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution, an entity whose securities are traded or listed on any national securities exchange or recognized automated quotation system, or any Subsidiary of the foregoing, then the holder's own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      Section 11. Definitions. For purposes hereof, the following terms have the meanings set forth below:

      11.1 "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with the Person in question or any Affiliate of such Person.

      11.2  "Common Stock" means the Corporation's Common Stock.

      11.3 "Junior Securities" means any equity securities of the Corporation, other than (a) the shares of Series A Preferred Stock of the Corporation outstanding as of the date of this Certificate of Designation or (b) any series or class of capital stock of the Corporation as to which, by the written consent or affirmative vote of the holders of a majority of the Series H Preferred Stock outstanding at the time of such consent or vote, is accorded parity with or seniority to the Series H Preferred Stock.

      11.4 "Liquidation Value" of any Share as of any particular date will be equal to One Hundred ($100) Dollars per Share.

      11.5 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a joint venture, an unincorporated organization or any other business entity, a trust or a governmental entity or any department, agency or political subdivision thereof.

      11.6 "Securities Purchase Agreement" means that certain Securities Purchase Agreement dated July 3, 1997 by and between the Corporation and Commodore Environmental Services, Inc., as same may be amended, modified, supplemented and/or restated from time to time, including without limitation that certain Amendment to Securities Purchase Agreement dated March 5, 1998, pursuant to which the Shares and Warrants were issued by the Corporation.

      11.7 "Shares" means the shares of Series H Preferred Stock of the Corporation outstanding at any time and from time to time.

      11.8 "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated a majority of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association of other business entity.

      11.9 "Warrant" means the warrant, exercisable after December 31, 1998 and before 5:00 p.m. (New York City time) on March 1, 2001 to purchase an aggregate of 270,000 shares of Common Stock which has been issued pursuant to the Securities Purchase Agreement.

      11.10 "Warrant Shares" means all or any portion of the 270,000 shares of Common Stock of the Corporation issuable upon exercise of the Warrant.

      Section 12. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of Sections 1 through 14 hereof without the prior written consent or affirmative vote of the holders of a majority of the Series H Preferred Stock outstanding at the time such action is taken.

      Section 13. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and will be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices, and (b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by notice given by any such holder).

            RESOLVED: That the statements contained in the foregoing resolution creating and designating the said "Series H" issue of the Preferred Stock of the Corporation and fixing the number, powers, preferences and relative, optional, participating and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics thereof shall, upon the effective date of said Series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the Delaware General Corporation Law.

Signed and attested to on ___________________,1998.


                              --------------------------------------
                              Marc S. Newkirk, President

Attest:

----------------------------
Kevin J. Boland, Secretary